EXHIBIT 99.1



                                [SIX FLAGS LOGO]


                  SIX FLAGS PROVIDES UPDATED STRATEGIC OUTLOOK
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New York, NY - August 4, 2008 - Following this morning's release of results for the quarter and six months ended June 30, 2008, Mark Shapiro, President and CEO of Six Flags, Inc. (NYSE: SIX) and Jeffrey R. Speed, Executive Vice President and CFO, hosted a webcast conference call to discuss the Company's results and provide an updated evaluation of the Company's strategic progress.

"Not only are we seeing the re-emergence of the Six Flags brand, but we are also beginning to yield the economic benefits of being the world's premier regional theme park company," Mr. Shapiro said. "Despite a difficult economic environment, through July we have witnessed solid revenue growth while at the same time reducing our operating expenses by improving the efficiency and effectiveness of our marketing and labor investments."

Mr. Shapiro and Mr. Speed expanded on the Company's performance for 2008 and its strategic implications:

  o For the quarter ended June 30, 2008, the Company increased revenues 1% over the prior-year quarter, despite the shift in timing for Easter, which was in the first quarter of 2008 versus the second quarter of 2007. Adjusted EBITDA for the quarter improved by $30 million, or 52%, reflecting the revenue growth as well as reduced advertising and operating expenses.

  o For the six months ended June 30, 2008, the Company increased revenues 5% over the prior-year period. Attendance for the six months was flat compared to the prior year first half. Adjusted EBITDA for the six months improved by over $45 million.

  o The Company's corporate sponsorship business combined with new international licensing opportunities has generated solid revenues to date, resulting in the Company increasing its revenue target for 2008 by 10%, from $51 million to $56 million. Design and development of Six Flags Dubailand is proceeding and the project is on pace for a 2011 opening.

  o Cash operating expenses (i.e., costs and expenses excluding depreciation, amortization, stock-based compensation and gain or loss on fixed assets) decreased for the quarter and six months ended June 30, 2008 by $21 million, or 8%, and $28 million, or 7%, respectively, reflecting reduced marketing and full-time labor costs, seasonal labor efficiencies from an automated labor scheduling system that the Company has expanded throughout its parks, and the removal of inefficient rides and attractions.

o For the month of July 2008 --- historically the most significant month in the operating season --- the Company indicated that attendance increased over July 2007 and revenue growth trends continued. However, the Company cautioned that due to the calendar shift, it will lose two weekdays of full park operations later in the third quarter compared to the prior year period. It expects to largely recover the lost attendance from those days with additional operating days in October and November as well as with Halloween falling favorably on a Friday this year.

  o Through the end of July, year-to-date sales of season pass units were up approximately 100,000 units, or 5%, while group sale bookings were stable compared to the prior year period.

The Management team concluded the call by reiterating the Five Key Strategic Objectives for their three-year turnaround plan established upon their arrival in early 2006; each of which is on track to be realized in the current year. These strategic objectives were summarized as follows:

        1. First and foremost: clean-up the parks and improve the overall guest experience; reposition the brand by diversifying the product offering. For the second consecutive year, the Company's key guest satisfaction scores are at or above record highs.

        2. Become free cash flow positive,(1) which has not been achieved in the Company's history. For 2008, if the Company maintains its current trends with regard to revenues and cost control, the Company should be free cash flow positive with an Adjusted EBITDA nearing $280 million.

        3. Achieve total revenue per capita of at least $40, or 20% cumulative growth from 2005. With approximately 1% guest spending growth and $56 million of sponsorship and licensing revenues, this objective is within reach this year.

        4. Create and grow new high margin and low capital sponsorship and licensing businesses and achieve annual revenues in excess of $50 million. For 2008, management is currently targeting revenue of $56 million.

        5. Operate at a profit margin for Modified EBITDA(2) of at least 30%. If the Company sustains its current trends and achieves its target of being free cash flow positive for the year, then its Modified EBITDA margin will likely top the 30% margin objective.

Shapiro concluded: "Six Flags is expanding as an entertainment company by identifying new revenue streams while simultaneously revitalizing its core business. This has been the fundamental objective of our turnaround plan. Our momentum through July indicates that the strategy is taking hold with long-term value being the endgame."

About Six Flags

Six Flags, Inc. is the world's largest regional theme park company with 20 parks across the United States, Mexico and Canada. Founded in 1961, Six Flags has provided world class entertainment for millions of families with cutting edge, record-shattering roller coasters and appointment programming with events like the popular Thursday and Sunday Night Concert Series. Now 47 years strong, Six Flags is recognized as the preeminent thrill innovator while reaching to all demographics - families, teens, tweens and thrill seekers alike - with themed attractions based on the Looney Tunes characters, the Justice League of America, skateboarding legend Tony Hawk, The Wiggles and Thomas the Tank Engine. Six Flags, Inc. is a publicly-traded corporation (NYSE:SIX) headquartered in New York City.

Forward Looking Statements:
The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2007, which is available free of charge on Six Flags' website http://www.sixflags.com.

                                      # # #

Media Contact:                                  Investor Relations:
Sandra Daniels - (212) 652-9360                 William Schmitt - (203) 682-8200




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(1) Free cash flow, a non-GAAP measure, is defined as Adjusted EBITDA (also a non-GAAP measure) less capital expenditures (net of property insurance proceeds), cash interest (net), cash dividends, and cash paid for debt issuance costs and taxes. A reconciliation of the 2008 free cash flow estimate discussed herein to an assumed 2008 Adjusted EBITDA of $280 million is posted on the Company's website at http://www.sixflags.com.

(2) Adjusted EBITDA after adding back the third party interest in EBITDA of certain operations.